Exhibit 10.8
                                                                    ------------


         RESEARCH AGREEMENT, entered into as of the 15th day of March, 2004, by and between BIOLIFE SOLUTIONS, INC., a Delaware corporation having its principal place of business at SUNY Park Science 3, Suite 144, Binghamton, NY 13902 ("BioLife") and CELL PRESERVATION SERVICES, INC. a New York corporation having its principal place of business at 2 Court Street, Owego, NY 13827 ("CPSI").

                              W I T N E S S E T H:

         WHEREAS, BioLife specializes in (a) providing contract-based services for the development of cryopreservation processes and (b), based upon its core technology ("BioLife's Technology"), developing, manufacturing and marketing cryopreservation solutions (the "Solutions") that markedly improve the biological processing and preservation of human and mammalian cells and tissues; and

         WHEREAS, substantially all of the research conducted by BioLife is conducted in-house and funded through Small Business Innovative Research ("SBIR") grants from federal governmental agencies, including the National Institutes of Health ("NIH"); and

         WHEREAS, BioLife desires to outsource a substantial portion of its research, including the preparation and processing of applications for SBIR grants; and

         WHEREAS, CPSI specializes in providing contract-based research and development services; and

         WHEREAS, the parties wish to establish a format pursuant to which CPSI will (a) take over the processing of existing applications for SBIR grants applied for by BioLife and assigned to CPSI pursuant to this Agreement ("Current Projects"), (b) apply for additional SBIR grants for future research projects ("Future Projects") as maybe requested by BioLife, (c) perform a substantial portion of the principal work to be done, in terms of (i) time spent, and (ii) research, in connection with Current Projects and Future Projects (the "Research"), and (d) utilize BioLife personnel as consultants with respect to such Research; and

         WHEREAS, the parties intend that (a) this Agreement serve as a Master Agreement setting forth (i), in general, the obligations of the parties with respect to Current Projects and Future Projects, and (ii) the ownership of any technology, inventions, designs, ideas and the like emanating from the Current Projects, Future Projects and Research, and (b), at appropriate times, an addendum ("Addendum") to this Master Agreement be prepared with respect to each Current Project and Future Project setting forth (i) the assignment thereof from BioLife to CPSI, (ii) the Research to be performed by CPSI or by consultants, including BioLife personnel, with respect to such Current Project or Future Project, and (iii) the fees and other expenses to be paid to BioLife and others in connection with such Current Project or Future Project.


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


         WHEREAS, BioLife is willing to grant to CPSI a limited license with respect to BioLife's Technology to enable CPSI to carry out the Research with respect to Current Projects and Future Projects; and

         WHEREAS, CPSI desires that with respect to each Current Project and Future Project, BioLife provide CPSI with (a) suitable facilities in which to conduct the Research, including basic research equipment and office equipment (including computers and software) and furniture suitable to enable CPSI to perform the Research ("Facilities") in compliance with all federal laws, rules and regulations, and (b) management/administrative/clerical/personnel and services ("Management Services") in connection with the performance of the Research; and

         WHEREAS, BioLife has a Current Project from the NIH titled "Hypothermic and Cryopreservation of Human Blood Vessels" (the "Pending Application"), which Pending Application BioLife wishes to assign herein to CPSI for the purpose of CPSI pursuing the grant with respect thereto and, thereafter, performing the Research required in connection with any grant awarded pursuant thereto;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

         1. BioLife's Technology.

                  (a) Description. A description of BioLife's Technology is set forth on Appendix A attached hereto and made a part hereof. As BioLife's Technology expands, addendums to Appendix A shall be attached hereto setting forth the new developments.

                  (b) Grant of Limited License. BioLife hereby grants to CPSI, and CPSI hereby accepts from BioLife, a non-exclusive, royalty free license (with no right to sublicense others) to use the BioLife Technology solely for the purpose of conducting the Research in connection with the Current Projects (including the Pending Application) and Future Projects.

                  (c) Delivery of BioLife Know How. BioLife shall provide CPSI with relevant know-how (including any documentation with respect thereto) to enable CPSI to apply BioLife's Technology to the Research required in connection with the Current Projects and Future Projects.

         2. Obligations of the Parties.

                  (a) Obligations of BioLife. BioLife shall:

                           (i) Current Projects/Future Projects. From time to
time (A) assign to CPSI applications with respect to Current Projects, and (B) request CPSI to make application for Future Projects and, in connection with any grants awarded pursuant thereto, provide personnel as consultants to CPSI), as may be mutually determined by the parties within the confines of the rules and regulations applicable to the performance of Research with respect to SBIR grants.

                           (ii) Facilities. Provide CPSI with the Facilities.


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                           (iii) Provision of Management Services.

                                    (A) Administrative/Clerical/Secretarial
Personnel. Provide CPSI with administrative, clerical and secretarial personnel.

                                    (B) Management/Administrative Services.
Provide CPSI with management and administrative services as set forth on Appendix B attached hereto and made a part hereof.

                                    (C) Maintenance of Books and Records.
Prepare and maintain records pertaining to the execution of each Current Project and Future Project.

                                    (D) Utilities/Supplies/Etc. Provide
utilities, telephone and fax services, office supplies, and other similar services as shall be necessary and appropriate to permit CPSI to perform the Services;

                                    (E) Housekeeping/Janitorial Services.
Provide maintenance and repair of the facilities, including housekeeping and janitorial services.

                  (b) Obligations of CPSI. CPSI shall:
                      --------------------------------

                           (i) Current Projects/Future Projects. At the request
of BioLife, (A) accept assignments of Current Projects, and (B) make application for Future Projects, and, in each case, use commercially reasonable best efforts to process the application with the applicable federal agency so as to maximize the possibility of a grant with respect thereto.

                           (ii) Research. With respect to each Current Project
and Future Project, (A) be responsible for conducting the Research with respect thereto, in accordance with the criteria set forth in the application therefor, and (B), as mutually agreed to by the parties and within the confines of the rules and regulations applicable to the performance of Research with respect to SBIR grants, utilize BioLife's personnel as consultants.

                           (iii) Research Personnel. With respect to each
Current Project and Future Project, provide suitable experienced personnel, including, without limitation, a Principal Investigator/Program Director, to conduct the Research with respect thereto.

                           (iv) Compliance with Laws/Filing of Reports. With
respect to each Current Project and Future Project, comply with all federal laws, rules and regulations applicable to SBIR grants; and file all necessary forms and reports with the federal agency awarding the SBIR grant.

                           (v) Facilities and Management Services. With respect
to each Current Project and Future Project, utilize the Facilities and Management Services.

                           (vi) Payment of Expenses. With respect to each
Current Project and Future Project, pay all of (A) CPSI's expenses in connection therewith, including, without


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


limitation, payments to BioLife for Solutions utilized in connection with the Research, and (B) BioLife's reasonable expenses in connection therewith, including reimbursement, if any, of expenses incurred by BioLife for BioLife personnel retained by CPSI as consultants, including, without limitation, travel expenses ("BioLife Expenses").

                           (vii) Technology. With respect to each Current
Project and Future Project, identify patentable technology resulting from the Research; and create a path (excluding covering costs associated with executing patents, clinical trials, etc. on said technology), through its relationship with BioLife, that will facilitate bringing any new technology to market.

                           (viii) Progress Reports. With respect to each Current
Project and Future Project, prepare detailed quarterly progress reports for BioLife with respect to all Research.

                           (ix) Access to Records. With respect to each Current
Project and Future Project, permit BioLife, through its duly authorized representatives, to have access, during normal business hours and upon not less than three (3) days prior notice, to the books and records maintained by CPSI relating to the Research for the purpose of auditing the same.

                           (x) Payment of Fees for Research, Facilities and
Management Services. Pay to BioLife fees for (A) Research performed by BioLife,
(B) use of the Facilities, and (C) Management Services.

         3. Appendices.

                  (a) Appendix A sets forth a description of BioLife Technology.

                  (b) Appendix B sets forth the Management/Administrative Services to be provided by BioLife to CPSI.

                  (c) Appendix C. With respect to each Current Project and Future Project, an Appendix C (consecutively numbered C-1, C-2, etc.), in the form attached hereto, shall be attached to this Agreement or the Addendum setting forth the grant title and number and the award date and performance period. Each Appendix C also shall (i) breakdown the amount of the award into its components (a) the amount attributable to direct costs (b) the amount of direct cost attributable to equipment, (c) net direct costs (direct costs less cost of equipment,) (d) indirect costs and (e) any fixed fee, and (ii) set forth
(a) the fee to be paid to BioLife for the use of the Facilities, (b) the fee to be paid to BioLife for the Management Services, (c) estimated amounts, if any, to be paid to BioLife for BioLife Expenses and Solutions, and cost allocations for consultants. The amounts set forth on any Appendix C may be modified from time to time by the parties to reflect any adjustments made to estimates made by the parties or any agreed to changes made by the parties.

         5. Intellectual Property Ownership. As between the parties, BioLife (a) is the owner of all right, title and interest in and to BioLife's Technology and the Solutions (collectively, "Intellectual Property"), and (b) shall own all right, title and interest in and to any technology, inventions, designs, ideas and the like (whether or not patentable) that emanates from the


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Current Projects, Future Projects and Research. CPSI agrees to execute all documents, including, but not limited to assignments, that may be necessary to secure BioLife's ownership in the Intellectual Property.

         6. The Pending Application.

                  (a) Assignment of Pending Application. BioLife hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to CPSI all of BioLife's right, title, benefit, privileges and interest in and to, and all of BioLife's burdens, obligations and liabilities in connection with, the Pending Application. CPSI hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of BioLife to be observed, performed, paid or discharged from and after the date hereof, in connection with the Pending Application. BioLife represents and warrants to CPSI that BioLife has done nothing improper with respect to the Pending Application that would create any liability or cost to CPSI with respect thereto.

                  (b) Allocation of Research Upon Award of Grant Under Pending Application. Upon the approval of the Pending Application and the award of a grant with respect thereto, the Research to be performed by CPSI, and others (including personnel of BioLife retained by CPSI as consultants) shall be as set forth on Appendix C-1 attached hereto and made a part hereof.

                  (c) Fees to BioLife for Research, Facilities and Management Services. CPSI shall pay to BioLife the fees set forth on Appendix C-1 attached hereto and made a part hereof, for Research, the Facilities and Management Services in connection with any grant regarding the Pending Application.

                  (d) Other Expenses. Appendix C-1 sets forth any other expenses (estimated or otherwise) to be paid by CPSI in connection with any grant pursuant to the Pending Application, including BioLife Expenses.

                  (e) Equipment. To the extent that CPSI expends monies from the grant for the purchase of equipment, at any time after the completion of the Research with respect to the Pending Application, to the extent CPSI does not wish to retain ownership of such equipment, BioLife shall have the right to purchase such equipment from CPSI at its depreciated value at the time of such purchase.

         7. Representations and Warranties.

                  (a) By BioLife. BioLife hereby represents and warrants to CPSI as follows:

                           (i) BioLife has all necessary power and authority to
enter into, and be bound by the terms of, this Agreement, to grant the rights, licenses, and privileges granted to CPSI herein, and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by BioLife.

                           (ii) This Agreement constitutes the legal, valid, and
binding obligation of BioLife, enforceable against BioLife in accordance with its terms, except as such enforceability


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may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution of this Agreement by BioLife and
the consummation of the Research contemplated hereby does not conflict with or result in a default under or breach of (A) BioLife's Articles of Incorporation or By-laws or other organizational documents; (B) any agreement, indenture, mortgage, contract or instrument to which BioLife is bound or by which any of its properties or assets is subject; (C) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to BioLife or to which any of its assets is bound; or (D) any law, rule, or regulation applicable to BioLife or by which any of its assets is bound.

                           (iv) (A) BioLife owns, or possesses adequate licenses
or other rights to, all of the Intellectual Property, free and clear of all liens, encumbrances, security interests, or rights of any other party whatsoever, (B) the Intellectual Property is not the subject of any pending or threatened litigation, claim, or assessment contesting BioLife's ownership of (or right to use) the Intellectual Property, and (C) CPSI's use of the Intellectual Property as contemplated herein, will not violate or infringe upon any copyright, trademark, patent, or any other intellectual property right or proprietary right of any person.

                  (b) By CPSI. CPSI hereby represents and warrants to BioLife as follows:

                           (i) CPSI has all necessary power and authority to
enter into, and be bound by the terms of, this Agreement, to accept the rights, licenses, and privileges granted by BioLife herein, and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by CPSI.

                           (ii) This Agreement constitutes the legal, valid, and
binding obligation of CPSI, enforceable against CPSI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution of this Agreement by CPSI and the
consummation of the Research contemplated hereby does not conflict with or result in a default under or breach of (A) CPSI's Articles of Incorporation or By-laws or organizational documents; (B) any agreement, indenture, mortgage, contract or instrument to which CPSI is bound or by which any of its properties or assets is subject; (C) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to CPSI or to which any of its assets is bound; or (D) any law, rule, or regulation applicable to CPSI or by which any of its assets is bound.


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         8. Indemnification.

                  (a) Scope. Each party to this Agreement (the "Indemnifying Party") will indemnify, defend, and hold harmless the other party and such other party's officers, managers, directors, shareholders, members, agents, and employees (each, an "Indemnified Party"), from and against, for and in respect of, any and all losses, liabilities, claims, damages, deficiencies, obligations, and expenses (including costs of investigation and defense and reasonable attorney's fees and expenses) suffered or incurred by an Indemnified Party which arise from or are related to any breach by the Indemnifying Party of any of its representations, warranties, or covenants contained in this Agreement or in any other document, writing or instrument delivered pursuant to this Agreement.

                  (b) Procedures. If a claim is made against an Indemnified Party for which it is entitled to indemnification hereunder, then such Indemnified Party shall give notice of such claim to the Indemnifying Party within a reasonable time after the assertion thereof, but failure to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party hereunder unless such omission materially prejudices the Indemnifying Party's ability to defend against such claim. If a claim is made against an Indemnified Party and it notifies the Indemnifying Party as herein provided, then the Indemnifying Party, subject to the provisions set forth herein, shall be entitled to participate at its own expense in the defense thereof or, if it so elects within a reasonable time after receipt of such notice, to assume the defense thereof, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Party defendant or defendants in any suit so brought. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses, and other charges of such counsel will be at the expense of such Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (ii) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iv) the Indemnifying Party has not employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements, and other charges of counsel will be at the expense of the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, in the aggregate, for the Indemnified Party and controlling persons thereof.

                  (c) Limitation on Damages. Anything herein to the contrary notwithstanding, neither party will be liable to the other for indirect, incidental, punitive, or consequential damages or the loss of anticipated business or profits arising from any breach of this Agreement, even if notice is given of the possibility of such damages.


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         9. Term and Termination.

                  (a) Term. The term of this Agreement shall be three (3) years commencing on the date hereof (the "Term"). The Term automatically shall be renewed for successive one-year terms unless written notice of non-renewal is given by either party at least sixty (60) days prior to the end of the then Term.

                  (b) Termination by Either Party. Notwithstanding anything to the contrary contained herein, either party (the "Terminating Party") shall have the right to cancel this Agreement at any time upon the occurrence of any of the following events:

                           (i) the other party's failure to cure any material
breach of this Agreement within thirty (30) days after written notification of such breach by the Terminating Party;

                           (ii) the other party engaging in any act or failure
to act related to the subject matter of this Agreement which is determined by a court of competent jurisdiction to be illegal or an unfair or deceptive trade practice in violation of applicable law or accepted standards of ethical conduct;

                           (iii) if there shall be filed against the other party
any petition or application for relief under the Bankruptcy Code which is not discharged or bonded to the satisfaction of the Terminating Party within sixty
(60) days, or if the other party consents to any order for relief under the Bankruptcy Code;

                           (iv) if the other party ceases functioning as a going
concern; or if the other party makes a general assignment for the benefit of creditors or calls a meeting of creditors for the purpose of obtaining any financial accommodation or concession; or if a receiver or trustee is appointed for all or any portion of the other party's assets; or if the other party files any petition or application for relief under the Bankruptcy Code; or

                           (v) by mutual written consent of the parties.

                  (c) Termination by BioLife BioLife shall have the right to cancel this agreement in the event of the sale of all or substantially all of its businesses and assets, the merger of BioLife with or into another entity that results in a change of more than fifty percent (50%) of the equity ownership of BioLife, or the sale of all or substantially all of the outstanding equity of BioLife or the issuance of new equity that results in the holders thereof obtaining more than fifty percent (50%) of the outstanding equity of BioLife.

                  (d) Effect of Termination.

                           (i) In addition to any other rights or remedies a
party may have hereunder, upon any termination or expiration of this Agreement
(A) CPSI shall (1) cease conducting Research and shall discontinue all uses of the Intellectual Property, and (2) pay to BioLife any monies due and owing to BioLife pursuant to the terms hereof, and (B) BioLife shall have the option, exercisable concurrently the expiration or termination of this Agreement by giving written notice of such exercise to CPSI, to repurchase any Solutions then in the possession of CPSI


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(the "Available Solutions"), at the prices originally billed to CPSI with deductions for moneys due or to become due to BioLife under this Agreement.

                           (ii) If within twenty (20) days after expiration or
termination of this Agreement BioLife does not exercise the repurchase option with respect to all of the Available Solutions, then CPSI shall immediately destroy and dispose of all Available Solutions.

         10. Confidential Information.

                  (a) In General. CPSI acknowledges that by reason of its relationship with BioLife under this Agreement it will have access to certain Confidential Information of BioLife, the value of which would be impaired if such Confidential Information were disclosed to third parties. CPSI may not disclose the terms of this Agreement to any third party without the consent of BioLife; provided, however, that such disclosure may be made to the extent required by law. As used herein the term "Confidential Information" shall mean any information disclosed that is confidential to BioLife, including, without limitation, all ideas, concepts, structures, specifications, documentation, designs, techniques, drawings, hardware, software, data, prototypes, processes, technology, know how, methods of design and/or development, inventions, and/or other technical, business, marketing, planning information and/or data regardless of how such information is transmitted (including orally, and/or in documentary and/or machine readable form, and/or in the form of samples from which the information may be derived).

                  (b) Restrictions on Use and Disclosure. CPSI shall only reproduce, use, and/or disclose Confidential Information to the extent necessary for the purposes of defining, considering, and performing work in compliance with this Agreement, and even then only to those persons who (i) have a "need to know" in connection with the activities contemplated by this Agreement and (ii) have obligations to maintain the confidentiality of such information that are comparable in scope to those set forth hereunder.

                  (c) Exceptions. The following information shall not be deemed Confidential Information and shall not be subject to the restrictions of this
Section 9: information that (i) is or becomes a matter of public knowledge though no fault of or action by CPSI; (ii) was rightfully in CPSI's possession prior to disclosure by BioLife; (iii) subsequent to disclosure, is rightfully obtained by CPSI from a third party who is lawfully in possession of such information without restriction; (iv) is independently developed by CPSI without resort to BioLife's Confidential Information; or (v) is required by law or judicial order to be disclosed, provided that, prior to such disclosure, CPSI has furnished written notice to BioLife of CPSI's intent to disclose the information in order to afford BioLife a reasonable opportunity to seek a protective order. Nothing in this agreement shall require CPSI to maintain the confidentiality of information that, upon the advice of counsel, CPSI believes it is required by law to disclose.

                  (d) Return. Whenever requested by BioLife, CPSI shall immediately return to BioLife or, at BioLife's option, destroy any and all manifestations of the Confidential Information that BioLife may designate. CPSI's obligations under this Section shall survive for a period of two (2) years from the date of termination of this Agreement.


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


                  (e) Ownership. All Confidential Information of BioLife shall remain the property of BioLife. CPSI's duty to protect BioLife's Confidential Information commences upon CPSI's receipt of such Confidential Information.

         11. Miscellaneous

                  (a) Headings. Caption and section headings used in this Agreement are for convenience only; they are not a part of this Agreement and shall not be used in construing it. The parties are sophisticated and have had the opportunity to review this Agreement with their respective counsel. Accordingly, the terms of this Agreement shall be construed in accordance with their fair meaning, and there shall be no presumption applied against any party for having drafted or participated in drafting any such terms.

                  (b) Successors and Assigns. Subject to paragraph (i), this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (c) No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and permitted assigns. Nothing in this Agreement shall relieve or discharge the obligation or liability of any third party to any party, nor shall any provision give any third party any right of subrogation or action over or against any party.

                  (d) Independent Contractors. The parties are independent contractors and not partners, joint venturers, or otherwise affiliated, and neither has any right or authority to bind the other in any way or to hold itself out as having such right or authority.

                  (e) Employees and Contractors. Employees and contractors of either party who perform services in connection with this Agreement shall be bound by the confidentiality provisions of this Agreement. At the request of either party, the other party will provide adequate evidence that such persons are in fact employees or contractors of that other party and that they are subject to the terms of this Agreement.

                  (f) Severability. If any provision of this Agreement or the application of such provision to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby. In addition, to the greatest extent permitted by law, the invalid or unenforceable provision shall be replaced with a valid and/or enforceable provision that as nearly as possible effects the parties' intent.

                  (g) Additional Acts. Each party agrees to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

                  (h) Force Majeure. If any act of a government, act of terrorism, war conditions, labor disputes, strikes, fire, flood, or other act of God, or any other cause or condition beyond a party's control prevents any party from performing in accordance with the provisions of this Agreement, such nonperformance shall not be considered a breach or default so long as the conditions prevail.

                  (i) Assignment. Neither party may transfer, assign, convey, sell, encumber, or in any way alienate ("Transfer") all or any part of its rights or obligations under this Agreement except to an entity that is capable of assuming and agrees in writing to assume all of the transferring party's obligations under this Agreement. Transfers in violation of this paragraph (i) or in violation of any other provision of this Agreement shall be void ab initio and of no effect whatsoever.

                  (j) Notices. Any notice required or permitted to be given by one party to another in connection with this Agreement shall be in writing and shall be deemed given when made (except as otherwise provided herein) if delivered personally, or sent by electronic mail, or sent by registered or certified mail, postage prepaid, or by an internationally recognized overnight courier with tracking capability, addressed as follows:

         For:     BioLife Solutions, Inc.
                  SUNY Park Science 3
                  Suite 144
                  Binghamton, NY 13902
                  Attn:  John G. Baust
                  Email Address: BAUSTCRYO@aol.com
                                 -----------------
                  Tel. No. (607) 777-2801

                  With a copy to:

                  Howard S. Breslow, Esq.
                  Breslow & Walker, LLP
                  100 Jericho Quadrangle
                  Jericho, NY 11753
                  Email Address:  hbreslow@breslowwalker.com
                                  --------------------------

         For:     Cell Preservations Services, Inc.
                  2 Court Street
                  Owego, NY 13827
                  Attn:  John M. Baust
                  Email Address: jmbaust@cellpreservation.com
                                 ----------------------------
                  Tel. No.:

                  With a copy to:

                  Paul Prasarn, Esq.
                  Hinman, Howad & Kattlel, LLP
                  80 Exchange Street
                  Binghamton, NY 13902-5250
                  Email Address:  pprasarn@hhk.com
                                  ----------------
                  Tel. No.: (607) 231-6721


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


Any change of address shall be made by notice given pursuant to this paragraph.

                  (k) Amendment. This Agreement may not be modified or amended except in a writing signed by both parties.

                  (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (m) Remedies. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which a person or entity may be lawfully entitled.

                  (n) Governing Law. This Agreement shall be enforced, governed by, and construed in accordance with the laws of the State of New York.

                  (o) Exhibits. All exhibits attached hereto and are hereby incorporated into and made a part of this Agreement. To the extent there is conflict between the terms of this Agreement and any exhibit, the terms of this Agreement shall control.

                  (p) Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement between the parties with respect to the subject matter herein and replaces and supersedes all prior and contemporaneous written and oral agreements, negotiations, discussions, and statements by and between the parties.


BIOLIFE SOLUTIONS, INC.                        CELL PRESERVATIONS SERVICES, INC.


By: /s/ John G. Baust                          By: /s/ John M. Baust
    ----------------------------                   -----------------------------
        John G. Baust, President                       John M. Baust, President

                                   APPENDIX A
                                   ----------

Description of BioLife Technology:
----------------------------------

         BioLife Solutions has pioneered the next generation of preservation solutions designed to maintain the viability and health of human and mammalian cellular matter and tissues during freezing, transportation and storage. Based on the Company's proprietary bio-packaging technology and a patented under standing of the mechanism of cellular damage and death, these products enable the biotechnology and medical community to address a growing problem that exists today. The expanding practice of cell and gene therapy has created a need for products that ensure the biological viability of mammalian cell and tissue material during transportation and storage. The HypoThermosol(R) and CryoStor(TM) products that the Company markets today are a significant step forward in meeting these needs.

         The company's proprietary preservation solutions, consisting of HypoThermosol(R), CryoStor(TM) and GelStor(TM), form a TECHNOLOGY PLATFORM for BioLife.

         BioLife's line of proprietary preservation solutions, based on the company's patented HypoThermosol(R) technology, provides customers with a range of generic and tissue-specific preservation solutions to improve clinical outcomes by allowing cells to rapidly return to optimum functionality and to more rapidly repopulate. HypoThermosol(R) also allows human and mammalian cells and tissues to be preserved for longer periods, significantly expanding the market for cell therapy and tissue engineering applications.

                  SCOPE OF CUSTOM PRODUCT DEVELOPMENT PROJECTS

         Although the company's proprietary HypoThermosol(R) preservation media enhances the viability of all mammalian cells at low temperatures, different human and mammalian cell structures and tissue respond differently to cold and thus the company has the opportunity to refine HypoThermosol(R) to address specific applications of tissue engineering and specific cell varieties.

         Research contracts based around BioLife's core HypoThermosol(R) technology include work on optimizing preservation media for different human and mammalian cellular and tissue applications and more fundamental research into cell and tissue response to low temperature exposure and required preservation as related to the HypoThermosol(R) technology.

                     PATENTS RELATED TO BIOLIFE'S TECHNOLOGY

Solutions for Tissue Preservation and Bloodless Surgery and Methods using same. US Patent No: 5,405,742. Issued: Apr. 11, 1995.

Solutions for Tissue Preservation and Bloodless Surgery and Methods using same. US Patent No: 5,514,536. Issued: May 7, 1996.

Inclusion of Apoptotic Regulators in Solutions for Cell Storage at Low Temperatures. US Patent No. 6,045,990. Issued: April 4, 2000.

Normothermic and Hypothermic Maintenance and Preservation of Cells, Tissues, and Organs in Gel-based Media. US Patent No: 6,632,666. Issued: October 10, 2003.

                                   APPENDIX B
                                   ----------

Management/Administrative Services:
-----------------------------------

1.   Clerical Functions
     a. Create and maintain physical and electronic files for corporate documents
     b.  Telecommunications (shared multi-line phone system)
     c.  Mail (USPS, FedEx)
     d.  Supplies (ordering and inventory)
     e.  Document Control
     f.  "Housekeeping"
     g.  Computer Back-up (server oversight)
     h.  Human Resources
     i.  Calendar and scheduling
     j.  Travel Arrangements
     k.  Patent Attorney interface
     l.  Support Administrative and Research Staff
     m.  Equipment Tracking
     n.  Powerpoint Presentations (copy and log)
     o.  Assist in maintenance of library
2.   Accounting Functions
     a. Assist in establishing and implementing the Company's accounting procedures, policies and internal financial controls
     b.  Create monthly and quarterly financial statements for internal purposes
     c. Create budgeting/forecasting and financial reporting packages for the executive management
     d.  Oversee the Company's A/R and A/P functions
     e.  Oversee the Company's payroll and benefits programs
     f. Assist with and oversee the annual financial audit and quarterly reviews by the Company's auditors
     g.  General accounting for the Company's research grants program
3.   Customer Service Functions
     a.  Schedule and coordinate scientific training workshops
     b.  Schedule and coordinate seminars and presentations at conferences
     c.  Web Master (Design and Updates)
     d.  Corporate shows and meeting preparations
     e.  Information Packets (Compiling and Sending)

                                   APPENDIX C
                                   ----------

Allocation of Funds:
--------------------

Grant Title and Number:    [list]
Award Date and Period:     [list]


Award Amount                                                                    Year
         Direct Costs:                                                          $
         Direct Costs Applicable to Equipment:                                  $
         Net Direct Costs:                                                      $
         Indirect Costs:                                                        $
         Fixed Fee:                                                             $

Fee to BioLife for Use of Facilities:                                           $
------------------------------------
  (40% of grant net direct costs - payable from indirect costs and fixed fee)
  ---------------------------------------------------------------------------

Fee to BioLife for Management Services:                                         $
--------------------------------------
  (22% of grant net direct costs - payable from indirect costs and fixed fee)
  ---------------------------------------------------------------------------

Payments to BioLife for:
------------------------

     Solutions (As per grant budget - payable from net direct costs)            $

     BioLife Expenses (As per grant budget - payable from net direct costs)     $

Consulting:
-----------

                                   Percent Effort           Allocation of
Name               Role            on Project               Indirect Costs
---------          ----            --------------           --------------
[list]

                                  APPENDIX C-1
                                  ------------

Allocation of Funds:
--------------------

Grant Title and Number: Hypothermic and Cryopreservation of Human Blood Vessels Award Date and Duration: February 2004, 2 Years


Award Amount                                                                        Y1          Y2
         Direct Costs:                                                          $ 278,968     208,633
         Direct Costs Applicable to Equipment:                                  $  75,660           0
         Net Direct Costs:                                                      $ 203,308     208,633
         Indirect Costs:                                                        $ 144,349     148,129
         Fixed Fee:                                                             $  20,000      20,000

Fee to BioLife for Use of Facilities:                                           $  81,323      83,453
------------------------------------
  (40% of grant net direct costs - payable from indirect costs and fixed fee)
  ---------------------------------------------------------------------------

Fee to BioLife for Management Services:                                         $  44,727      45,899
--------------------------------------
  (22% of grant net direct costs - payable from indirect costs and fixed fee)
  ---------------------------------------------------------------------------

Payments to BioLife for:
------------------------

     Solutions (As per grant budget payable from net direct costs)              $  15,000      15,000

     BioLife Expenses (As per grant budget payable from net direct costs)       $  10,000      10,000

Consulting:
-----------

                                   Percent Effort           Allocation of
Name               Role            on Project               Indirect Cost
---------          ----            --------------           --------------
A. Mathew          Scientist       10%                      $5,000
J.G. Baust         Development     10%                      $10,000